UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2008

ChromaDex Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-53290	26-2940963
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10005 Muirlands Boulevard Suite G, First Floor Irvine, California,	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 419-0288

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information disclosed in Item 3.02 of this Current Report on Form 8-K is incorporated into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities

On July 24, 2008, ChromaDex Corporation, a Delaware corporation, or ChromaDex, raised $949,000 by selling 697,788 shares of its restricted common stock at a price of $1.36 per share as part of an on-going private placement it has assumed from its wholly owned subsidiary, ChromaDex, Inc. Along with shares of restricted common stock, each investor also received a warrant to purchase one-half of the number of shares of restricted common stock purchased by the investor at an exercise price of $3.00 per share, exercisable for five years. The warrants are immediately exercisable and can be repurchased by ChromaDex at a price of $4.50 per share or cancelled by ChromaDex at a cancellation price of $1.50 per share. The shares and warrants were sold to 11 investors. The shares and warrants were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Regulation D thereunder.

A copy of the Form of Warrant to purchase shares of Common Stock of ChromaDex pursuant to which the warrants were issued is included as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

New Castle Financial Services LLC, or New Castle, acted as placement agent in connection with $875,000 of the $949,000 raised, and as consideration for such service New Castle is entitled to (i) $87,500, or 10% of the gross proceeds it raised from the sale (excluding any proceeds from common stock issuable upon exercise of the warrants), and (ii) a five-year warrant to purchase at an exercise price of $1.36 that number of shares of restricted common stock equal to 10% of the number of shares of restricted common stock placed by New Castle with such investors (excluding common stock issuable upon exercise of the warrants). The five-year warrant is to be issued to New Castle upon the completion of the private placement.

In addition, on July 29, 2008, ChromaDex raised an additional $150,000.88 by selling 110,294 shares of its restricted stock at the same price and on the same terms as those offered on July 24, 2008. Each investor also received a warrant to purchase one-half of the number of shares of restricted common stock purchased by the investor at the same price and on the same terms and on the same form of warrant as those offered on July 24, 2008. The shares and warrants were sold to 2 investors. The shares and warrants were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Regulation D thereunder.

New Castle acted as placement agent in connection with $125,000 of the $150,000.88 raised and received consideration on the same terms as it received for the restricted common stock sold on July 24, 2008 ($12,500 in cash and a five year warrant for 10% of the number of shares placed). As of the closing on July 29, 2008, the warrant for shares to be issued to New Castle in connection with the private placement in the aggregate amounted to a warrant for the purchase of 336,390 shares of common stock.

All of the sales described herein are part of ChromaDex’s overall private placement of up to 4,411,764 shares of common stock and 2,205,882 warrants of which an aggregate of 3,436,700 shares of common stock and 1,718,350 warrants have been issued, including the common stock and warrants described herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following Exhibit is filed herewith:

Exhibit
Number	Exhibit Title

4.1	Form of Warrant to Purchase Shares of Common Stock of ChromaDex Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2008	ChromaDex Corporation

	By:	/s/ Frank L. Jaksch

Frank L. Jaksch Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

4.1	Form of Warrant to Purchase Shares of Common Stock of ChromaDex Corporation